Exhibit 99.2

LiveXLive Media to Announce Fourth Quarter and Fiscal 2020 Financial Results on June 18, 2020

LOS ANGELES, June 5, 2020 -- LiveXLive Media, Inc. (NASDAQ: LIVX) (“LiveXLive”), a global platform for live stream and on-demand audio, video and podcast content in music, comedy, and pop culture, plans to announce its operating and financial results for the fourth quarter and fiscal year ended March 31, 2020 after the close of the U.S. financial markets on Thursday, June 18, 2020.

LiveXLive’s senior management will provide a business update and discuss its financial results in a live conference call and audio webcast beginning at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time on Thursday, June 18, 2020.

Conference Call & Webcast Information

WHEN: Thursday, June 18 at 2:00 p.m. Pacific time / 5:00 p.m. Eastern time

DOMESTIC DIAL-IN: 844-746-0736

INTERNATIONAL DIAL-IN: 412-317-0796

For those unable to participate in the live conference call or webcast, a replay will be available until June 25, 2020. To access the replay, dial 877-344-7529 or 412-317-0088. The replay passcode is: 10144871. An archived webcast of the conference call can be accessed on the Investor Relations section of LiveXLive’s website at http://ir.livexlive.com/upcoming-events.

About LiveXLive Media, Inc.
Headquartered in Los Angeles, California, LiveXLive Media, Inc. (NASDAQ: LIVX) (the “Company”) (pronounced Live “by” Live) is a global platform for live stream and on-demand audio, video and podcast content in music, comedy, and pop culture. LiveXLive, which has streamed over 1000 events in 2020, has become a go-to partner for the world’s top artists and celebrity voices as well as music festivals concerts, including Rock in Rio, EDC Las Vegas, and many others. In April 2020, LiveXLive produced its first 48-hour music festival called “Music Lives” with tremendous success as it earned over 50 million views and over 5 billion views for #musiclives on TikTok on 100+ performances. LiveXLive’s library of global events, video-audio podcasts and original shows are also available on Amazon, Apple TV, Roku and Samsung TVs in addition to its own app, destination site and social channels. For more information, visit www.livexlive.com and follow us on Facebook, Instagram, TikTok, Twitter at @livexlive, and YouTube.

LiveXLive IR Contact:
310.529.2500
ir@livexlive.com